Exhibit 10.1
 Execution Copy

AMENDMENT NO. 1 TO
SECURITIES PURCHASE AGREEMENT

THIS AMENDMENT NO. 1 TO SECURITIES PURCHASE AGREEMENT (this “Amendment”), is entered into by and between NEWGOLD, INC, a Delaware corporation (the “Company”), and the undersigned Buyer (the “Buyer”).

WHEREAS:

A. The parties hereto previously entered into that certain Securities Purchase Agreement dated as of September 26, 2006 (the "Agreement").

B. The parties to the Agreement now desire to amend certain provisions set forth in the Agreement as more fully described herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Buyer hereby agree as follows:

1.  AMENDMENT OF THE 2nd“WHEREAS” CLAUSE. The 2nd“WHEREAS” Clause of the Agreement is hereby amended and replaced in its entirety with the following:

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Buyer(s), as provided herein, and the Buyer(s) shall purchase up to Three Million Dollars ($3,000,000) of secured convertible debentures (the “Convertible Debentures”), which shall be convertible into shares of the Company’s common stock, par value $0.001 (the “Common Stock”) (as converted, the “Conversion Shares”) of which One Million Dollars ($1,000,000) was funded on September 26, 2006 (the “First Closing”), One Million Dollars ($1,000,000) shall be funded on the date the registration statement (the “Registration Statement”) is filed, pursuant to the Investor Registration Rights Agreement dated the date hereof, with the United States Securities and Exchange Commission (the “SEC”) (the “Second Closing”) and One Million Dollars ($1,000,000) shall be funded on the date the Registration Statement is declared effective by the SEC(the “Third Closing”) (individually referred to as a “Closing” collectively referred to as the “Closings”), for a total purchase price of up to Three Million Dollars ($3,000,000), (the “Purchase Price”) in the respective amounts set forth opposite each Buyer(s) name on Schedule I (the “Subscription Amount”); and”

2.     AMENDMENT OF SECTION 4(g)(iv). Section 4(g)(iv) of the Agreement is hereby amended and replaced in its entirety with the following:

(i)  The Company issued to the Buyer on September 26, 2006 warrants to purchase an aggregate of 2,527,777 shares of the Company’s Common Stock for a period of four (4) years of which a warrant to purchase 1,444,444 shares shall be at an exercise price of $0.45 per share and a warrant to purchase 1,083,333 shares of the Company’s Common Stock shall be at an exercise price of $0.60 per share. On the date hereof, the warrants previously issued on September 26, 2006 are hereby cancelled and in their place are issued to the Buyer a warrant to purchase 2,000,000 shares of the Company’s Common Stock for a period of four (4) years at an exercise price of $0.45 per share and a warrant to purchase 1,500,000 shares of the Company’s Common Stock shall be at an exercise price of $0.60 per share (collectively referred to as the “Warrants”). The shares of Common Stock issuable under the Warrants shall collectively be referred to as the “Warrant Shares”.

3.     AMENDMENT TO SECTION 7(a)(xi). Section 7(a)(xi) of the Agreement is hereby amended and replaced in its entirety with the following:

(xi) The Company shall file an Amended Memorandum of Security Agreement with the State of Nevada which shall amend the Memorandum of Security Agreement previously filed with the Pershing County Registrar, State of Nevada on February 14, 2006 on Roll No. 405, Page No. 87 as File No. 247392 to provide for a gross principal amount of obligations up to three million dollars ($3,000,000), and proof of filing shall be provided to the Buyer.

4.     EFFECT ON OTHER TERMS. This Amendment shall be deemed effective as of November 1, 2006. All other terms set forth in the Agreement shall remain unchanged and this Amendment and the Agreement shall be deemed a single integrated agreement for all purposes.

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IN WITNESS WHEREOF, the parties have caused this Amendment No. 1 to Securities Purchase Agreement to be duly executed as of day and year first above written.

COMPANY:
NEWGOLD, INC.

By: /s/ SCOTT DOCKTER
Name: Scott Dockter
Title: Chief Executive Officer

BUYER:
CORNELL CAPITAL PARTNERS, LP
By: Yorkville Advisors, LLC
Its: General Partner

By: /s/ MARK ANGELO
Name: Mark Angelo
Title: President and Portfolio Manager